    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2000

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             CARREKER CORPORATION (Formerly Carreker-Antinori, Inc.) (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                     75-1622836
(State or Other Jurisdiction of Incorporation             (I.R.S. Employer
             or Organization)                           Identification Number)

                        4055 Valley View Lane, Suite 1000
                               Dallas, Texas 75244
               (Address of Principal Executive Offices) (Zip Code)

   AMENDED AND RESTATED CARREKER-ANTINORI, INC. 1994 LONG TERM INCENTIVE PLAN
               CARREKER-ANTINORI, INC. DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)

                              John D. Carreker, Jr.
                Chairman of the Board and Chief Executive Officer
                              Carreker Corporation
                              4055 Valley View Lane
                                   Suite 1000
                               Dallas, Texas 75244
                     (Name and Address of Agent for Service)

                                 (972) 458-1981
          (Telephone Number, Including Area Code, of Agent for Service)

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-63517 relating to the Plans described herein are incorporated herein by reference.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with Carreker Corporation's Second Amended and Restated 1994 Long Term Incentive Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.


Exhibit Number    Description
--------------    -----------

4.1*              Second Amended and Restated Carreker-Antinori, Inc. 1994 Long
                  Term Incentive Plan.

5.1*              Opinion of Locke Liddell & Sapp LLP.

23.1*             Consent of counsel (included in opinion filed as Exhibit 5.1).

23.2*             Consent of Ernst & Young LLP, Independent Auditors.

--------------------
*   Filed herewith.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of September, 2000.


                                           CARREKER CORPORATION



                                           By: /s/ John D. Carreker, Jr.
                                               -------------------------------
                                                John D. Carreker, Jr.
                                                Chairman of the Board
                                                and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----
/s/ John D. Carreker, Jr.                            Chairman of the Board,                      September 1, 2000
--------------------------------------------         Chief Executive Officer and Director
John D. Carreker, Jr.                                (Principal Executive Officer)


/s/ Terry L. Gage                                    Executive Vice President                    September 1, 2000
--------------------------------------------         Treasurer and Chief
Terry L. Gage                                        Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)


                                       3



                  *                                  Vice Chairman of the Board and              September 1, 2000
--------------------------------------------         Director
Ronald A. Antinori



                                                     Director                                    September 1, 2000
--------------------------------------------
Wyn P. Lewis



                  *                                  Director                                    September 1, 2000
--------------------------------------------
James L. Fischer



                  *                                  Director                                    September 1, 2000
--------------------------------------------
Richard R. Lee, Jr.



                  *                                  Director                                    September 1, 2000
--------------------------------------------
James D. Carreker



                  *                                  Director                                    September 1, 2000
--------------------------------------------
Donald L. House



                  *                                  Director                                    September 1, 2000
--------------------------------------------
Larry J. Peck



                  *                                  Director                                    September 1, 2000
--------------------------------------------
David K. Sias




*        By:  /s/ Terry L. Gage
            ---------------------------------------
                  ATTORNEY-IN-FACT




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